As filed with the Securities and Exchange Commission on July 7, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AGRIFORCE GROWING SYSTEMS, LTD.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of incorporation or organization)

46-0820877

I.R.S. Employer Identification Number

3420

(Primary Standard Industrial Code Classification Number)

777 Hornby Street, Suite 600

Vancouver, BC V6Z 1S4

Canada

(604) 757-0952

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Copies to:

Jolie Kahn, Esq.

12 E. 49th Street, 11th floor

New York, NY 10017

(516) 217-6379

(Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jolie Kahn, Esq. 12 E. 49th Street, 11th floor New York, NY 10017 Telephone: (516) 217-6379 Facsimile: (866) 705-3071	Michael Adelstein, Esq. Kelley Drye & Warren LLP 3 World Trade Center New York, NY 10007 Telephone: (212) 808-7540 Facsimile: (212) 808-7897

Approximate date of proposed sale to public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-251380

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

[ ]	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Offering Price (1)(2)(3)	Amount of Registration Fee
Common shares, no par value	$2,266,665	$247.29
Series A Warrants to purchase shares of common stock, no par value (4)	-	-
Shares of common stock, no par value underlying Series A Warrants	$3,199,998	$349.12
Underwriters’ common stock purchase warrants (4)	-	-
Common stock underlying underwriters’ common stock purchase warrants (5)	$160,001	$17.46
Total	$5,626,664	$613.87

(1)	Based on the public offering price.
(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	Includes the offering price of any additional shares of common stock that the underwriters have the right to purchase from the Registrant. Includes shares the underwriters have the option to purchase to cover over-allotments, if any.
(4)	No fee is required pursuant to Rule 457(i) under the Securities Act.
(5)	Represents warrants to purchase a number of shares of common stock equal to 5% of the number of shares of common stock sold in this offering at an exercise price equal to 120% of the public offering price per share.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by AgriForce Growing Systems, Ltd.. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-251380), originally filed on December 16, 2020, as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on July 7, 2021.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock by 453,333, Series A Warrants to purchase shares of common stock by 453,333, and representatives’ warrants to purchase shares of common stock by 22,667, including securities that may be sold upon exercise of the underwriters’ overallotment option, and the aggregate number of shares of common stock underlying the foregoing warrants, to be registered for sale. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

5.1	Legal Opinion of Jolie Kahn, Esq.

23.1	Consent of Marcum, LLP

23.2	Consent of Jolie Kahn, Esq. (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia on July 7, 2021.

AGRIFORCE GROWING SYSTEMS LTD.

By:	/s/ Ingo Mueller
Name:	Ingo Mueller
Title:	Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ Richard Wong
Name:	Richard Wong
Title:	Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Ingo Mueller	Chief Executive Officer and Director	July 7, 2021
Ingo Mueller	(Principal Executive Officer)

/s/ Richard Wong	Chief Financial Officer	July 7, 2021
Richard Wong	(Principal Accounting Officer)

/s/ William J. Meekison	Director	July 7, 2021
William J. Meekison

/s/ David Welch	Director	July 7, 2021
David Welch

/s/ Donald Nicholson	Chairman of the Board and Director	July 7, 2021
Donald Nicholson